UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 31, 2011 (January 25, 2011)
JOHN B. SANFILIPPO & SON, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19681 (Commission File Number)	36-2419677 (I.R.S. Employer Identification Number)
1703 North Randall Road, Elgin, Illinois 60123-7820
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (847) 289-1800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Increase in Board Size; Appointment of New Director
     On January 25, 2011, the Board of Directors (the “Board”) of John B. Sanfilippo & Son, Inc. (the “Company”) increased the size of the Board from eight to nine members. At the same time, the Board elected Ellen Taaffe to fill the vacancy created by the increase in the number of directors constituting the Board and also appointed her to the Compensation Committee, Corporate Governance Committee and Audit Committee. In connection with Ms. Taaffe’s election to the Board, the Board and the Corporate Governance Committee considered Ms. Taaffe’s extensive experience in marketing and management.
     Ms. Taaffe currently is President of Smith-Dahmer Associates LLC, a custom market research firm for Fortune 500 clients and not-for-profit organizations. Ms. Taaffe has previously held senior executive marketing positions at Whirlpool Corporation, Royal Caribbean Cruises Limited and PepsiCo, Inc.
     Ms. Taaffe is eligible to participate in all compensation plans applicable to non-employee members of the Board, as described in the Company’s 2010 Proxy Statement. In accordance with the compensation program for non-employee directors, Ms. Taaffe will receive an annual retainer and fees for Board and committee attendance. In addition, upon joining the Board, Ms. Taaffe received 3,000 Restricted Stock Units, which were granted pursuant to a form of Non-Employee Director Restricted Stock Unit Award Agreement previously approved by the Board. Ms. Taaffe is also expected to enter into an Indemnification Agreement with the Company in the form previously approved by the Board.
     There are no arrangements or understandings known to the Company between Ms. Taaffe and any other person pursuant to which Ms. Taaffe was appointed to the Board. Ms. Taaffe has not entered into any transactions with the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.
     A copy of the press release announcing the appointment of Ms. Taaffe is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.
Change-of-Control Employment Security Agreement and Non-Compete
     On January 25, 2011, the Board authorized the Company to enter into a form of Change-of-Control Employment Security Agreement and Non-Compete (the “Agreement”), with certain executive officers, including the Company’s Senior Vice President of Industrial Sales, Walter R. Tankersley (each, an “Executive”). The executive officer members of the Valentine and Sanfilippo families (who control a significant portion of the Company’s stock) were not selected by the Board to enter into the Agreement. A form of the Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. Capitalized terms used but not defined in this section have the meanings provided in the Agreement.
     The initial term of the Agreement will end on February 1, 2012, but is subject to successive automatic one-year extensions unless the Company has given at least 12 months’ advance notice of non-extension.
     The Agreement provides for the terms and conditions of the Executive’s employment by the Company during the Protected Period, which runs from the first day following a Change of Control to the second anniversary of that date. Generally, there shall be no material diminution of the Executive’s authority, duties or responsibilities, the Executive’s services shall, in general, be performed at the office where the Executive was employed immediately preceding the date of the Change in Control, the Executive shall, in general, receive a base salary at least equal to the Executive’s annual base salary in effect immediately prior to the Change in Control, and the Executive’s short-term and long-term incentive opportunities and opportunities to participate in Company benefit and savings and retirement plans shall be at least as favorable, in the aggregate, with the opportunities in effect at any time during the one year period immediately preceding the date of the Change of Control. The Agreement prescribes the terms and conditions under which separation payments and benefits will be provided to the Executive in the event of termination of the Executive during the Protected Period and does not alter the Executive’s status as an “at will” employee of the Company.

     The Executive is required to devote reasonable attention and time to the Company during the Protected Period and to protect the Company’s Confidential Information. The Agreement also imposes non-competition and non-solicitation obligations on the Executive, which apply to the Executive whether or not there is a Change of Control.
     In the event the Executive’s employment with the Company terminates during the Protected Period, or in some cases earlier in anticipation of the Change of Control, subject to the terms of the Agreement:
•	If the Executive’s employment is terminated by the Company for death, Disability, Cause or by the Executive for other than for Good Reason, the Executive will be entitled to receive the following: (i) any unpaid base salary, (ii) the amount of any substantiated but previously unreimbursed business expenses, (iii) any Other Benefits; and (iv) to the extent required by applicable law, any accrued pay in lieu of unused vacation (the “Accrued Obligations”).

•	If the termination is by the Executive for Good Reason, or by the Company other than for Cause, death or Disability, the Executive will be entitled to receive the Accrued Obligations, and, if the Executive executes and delivers a separation agreement and general release of all claims, the Executive will be entitled to certain payments and benefits. These payments and benefits include, but are not limited to:
•	a lump-sum cash payment equal to the Executive’s annual base salary amount and the Executive’s targeted annual award under the SVA Plan, or any successor incentive compensation plan as in effect immediately prior to the Change of Control;

•	any unpaid bonus for the year prior to the year of termination;

•	a pro-rata target bonus for the year in which the termination occurs; and

•	career transition services.
     Under the Agreement, a Change of Control includes:
•	the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;

•	the sale, transfer or other disposition of all or substantially all of the Company’s assets;

•	a change in the composition of the Board, as a result of which fewer than one-half of the directors following such change in composition of the Board are Original Directors or were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the Original Directors; or

•	any transaction as a result of which any “person” or “group”, other than one or more Permitted Holders, or any group that is controlled by Permitted Holders, is or becomes the “beneficial owner”, directly or indirectly, of the voting securities of the Company representing at least 30% of the total voting power of the Company (with respect to all matters other than the election of directors) represented by the Company’s then outstanding voting securities.
     The foregoing description of the Agreement is a summary, is not complete and is qualified in its entirety by reference to the Agreement.
Amendment and Restatement of Sanfilippo Value Added Bonus Plan
     On January 25, 2011, the Board approved an Amended and Restated Sanfilippo Value Added Bonus Plan (the “SVA Plan”), which amended certain provisions of the SVA Plan originally adopted in 2007. A form of the SVA Plan is attached hereto as Exhibit 10.2 and incorporated herein by reference. Capitalized terms used but not defined in this section have the meanings provided in the SVA Plan. The following is a summary of the material terms of the amendments to the SVA Plan:

•	The definition of “Change in Control” was revised to conform it to the definition in the Company’s 2008 Equity Incentive Plan and the recently adopted Agreements described above.

•	After the SVA Plan bonus associated with the Company’s 2011 fiscal year, the maximum amount a participant may receive under the SVA Plan is two times his or her target award.

•	Several revisions were made to eliminate the “bonus bank” feature of the SVA Plan. The “bonus bank” is a holding mechanism in which the SVA Plan bonus for a fiscal year is credited. For each applicable fiscal year, the “bonus bank” is increased by the amount of any positive SVA Plan bonus or decreased by the amount of any negative SVA Plan bonus. The “bonus bank” is decreased to a negative amount in the event that the Company’s SVA at the end of a fiscal year is less than the SVA at the beginning of such fiscal year.
•	For the Company’s 2011 fiscal year if, after SVA Plan bonuses are calculated, a participant’s bonus bank is zero or negative, then no bonus will be paid to a participant, any negative bonus bank will be extinguished and the bonus bank will be eliminated.

•	For the Company’s 2011 fiscal year if, after SVA Plan bonuses are calculated, a participant’s bonus bank balance is equal to zero to 1.2 times the participant’s target bonus, then the participant’s entire bonus bank will be paid to a participant and the bonus bank will be eliminated.

•	For the Company’s 2011 fiscal year if, after SVA Plan bonuses are calculated, a participant’s bonus bank balance is greater than 1.2 times the participant’s target bonus, then, in general, the participant will receive a bonus equal to 1.2 times the participant’s target bonus, and the remaining amount of the bonus bank will not be paid to the participant (and will be subject to subsequent forfeiture) until the bonuses associated with the Company’s 2013 fiscal year are paid.

•	Beginning after the Company’s 2011 fiscal year, it will not be possible to receive a “negative” bonus.
The foregoing description is a summary, is not complete and is qualified in its entirety by reference to the full text of the SVA Plan.
ITEM 9.01. Financial Statements and Exhibits
(d) Exhibits
     The exhibits furnished herewith are listed in the Exhibit Index which follows the signature page of this Current Report on Form 8-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHN B. SANFILIPPO & SON, INC. (Registrant)
Date: January 31, 2011	By:	/s/ Michael J. Valentine
		Name:	Michael J. Valentine
		Title:	Chief Financial Officer, Group President and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
Exhibit 10.1	Form of Change-of-Control Employment Security Agreement and Non-Compete

Exhibit 10.2	Amended and Restated Sanfilippo Value Added Bonus Plan

Exhibit 99.1	Press Release dated January 26, 2011